UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 6, 2006

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

TXU ELECTRIC DELIVERY COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TXU Electric Delivery is filing the information contained in this Form 8-K pursuant to Item 1.01, while TXU Corp. is filing pursuant to Item 8.01.

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 8.01.     OTHER EVENTS.

TXU Electric Delivery Company, on January 6, 2006, agreed with a steering committee representing certain cities in Texas (Cities) served by TXU Electric Delivery to defer the filing of the company’s system-wide rate case at the Public Utility Commission of Texas (PUC) to no later than June 30, 2008 (based on a test year ending December 31, 2007), unless the Cities and the company mutually agree that such a filing is unnecessary. The settlement agreement also resolves certain franchise issues with the Cities. The settlement agreement becomes effective upon ratification by each city.

A February 2005 agreement with the Cities would have required TXU Electric Delivery to file a system-wide rate case with the PUC no later than July 1, 2006 (based on a test year ending December 31, 2005), unless the Cities and the company mutually agreed that such a filing was unnecessary.

Under the agreement announced today, TXU Electric Delivery will pay the Cities approximately $40 million from January 2006 to mid-2009, which includes $18 million for beneficial public use. The company plans to extend the benefits of the agreement to the other cities it serves at an estimated additional expense of up to $12 million. TXU Electric Delivery and the Cities also agreed to resolve certain franchise issues that will result in an aggregate increase of approximately $28 million in the franchise fees paid by the company to all cities in its service territory over the period from January 2006 to mid-2009. TXU Electric Delivery expects the total incremental expenses associated with the agreement to be approximately $80 million, essentially all of which will be recognized over the period from July 2006 to June 2008. Payments under the agreement are expected to be made until new tariffs are effective, which, based upon an assumed June 2008 rate case filing, is projected to be mid-2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

TXU ELECTRIC DELIVERY COMPANY

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: January 12, 2006

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